独家业务合作协议
Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (“this Agreement”) is made and entered into by and between the following Parties on July 12, 2010 in the People’s Republic of China (“China” or “PRC”):

Party A:	Henan Sky Fortune Ecological Technology Co., Ltd.
Address:	Floor 4, Building 23, No. 1 Cuizhu Street, High and New Technology Industrial Development Zone, Zhengzhou, Henan Province, China

Party B:	Jiaozuo Yida Vegetable Oil Co., Ltd.
Address:	West Fengshou Road, Jiaozuo

Each of Party A and Party B shall be hereinafter referred to as a “Party” respectively, and as the “Parties” collectively.

Whereas,

1. Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide technical and consulting services set forth hereunder;

2. Party B is a domestic limited liability company established in China, and is entitled to engage in the production, storage of edible oil, sale of feedstuff, and commodity import and export business according to PRC laws (“Principal Business”);

3. Party A is willing to provide Party B with exclusive technical, consulting and other services in relation to the Principal Business during the term of this Agreement utilizing its own advantages in human resources, technology and information, and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1. Services Provided by Party A

1.1 Party B hereby appoints Party A as Party B’s exclusive services provider to provide Party B with complete business support and technical and consulting services during the term of this Agreement, in accordance with the terms and conditions of this Agreement and to the extent permitted by the currently effective laws of China, which may include all services within the business scope of Party B as may be determined from time to time by Party A, such as but not limited to technical services, business consultations, equipment or property leasing and marketing consultancy.

1.2  Party B agrees to accept all the consultations and services provided by Party A.  Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not accept any similar consultations and/or services provided by any third party and shall not establish similar corporation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3  Service Providing Methodology

1.3.1   Party A and Party B agree that during the term of this Agreement, Party B may enter into further technical service agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific technical services and consulting services.

1.3.2 To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into equipment or property leases with Party A or any other party designated by Party A which shall permit Party B to use Party A's relevant equipment or property based on the needs of the business of Party B.

2.           The Calculation and Payment of the Service Fees

Both Parties agree that, with respect to the services provided by Party A to Party B under this Agreement, Party B shall pay an annual service fee to Party A in the equivalent amount of certain percentage (the “Rate of Service”) of Party B’s audited total amount of operational income of such year.  Both Parties will confirm in writing the specific Rate of Service based on further consultations following the execution of this Agreement.  Upon the prior written consent by Party A, the Rate of Service may be adjusted pursuant to the operational needs of Party B and such adjustment shall be confirmed in writing by both Parties.

3.           Intellectual Property Rights and Confidentiality Clauses

3.1  Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

3.2  The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.3  The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4.  Representations and Warranties

1.1	甲方陈述和保证如下：
Party A hereby represents and warrants as follows:

4.1.1   Party A is a wholly-foreign-owned enterprise legally registered and validly existing in accordance with the laws of China.

4.1.2   Party A’s execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3   This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2  Party B hereby represents and warrants as follows:

4.2.1   Party B is a domestic limited liability company legally registered and validly existing in accordance with the laws of China.

4.2.2   Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3  This Agreement constitutes Party B’s legal, valid and binding obligations, and shall be enforceable against it.

5.  Effectiveness and Term

5.1 This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 10 years. After the execution of this Agreement, both Parties are entitled to review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

5.2  The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extended term unconditionally.

6.   Termination

6.1  Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2 During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.3  The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7.  Governing Law and Resolution of Disputes

7.1  The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2  In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party's request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the Zhengzhou Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Zhengzhou, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

7.3   Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.   Indemnification

Party B shall indemnify and hold harmless Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9.  Notices

9.1   All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1 Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

9.1.2  Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

9.2  For the purpose of notices, the addresses of the Parties are as follows:

Party A:  Henan Sky Fortune Ecological Technology Co., Ltd.
Address:  Floor 4, Building 23, No. 1 Cuizhu Street, High and New Technology Industrial Development Zone, Zhengzhou, Henan Province, P.R.China
Attn:
Phone:
Facsimile:
E-mail:

Party B: Jiaozuo Yida Vegetable Oil Co., Ltd.
Address: West Fengshou Road, Jiaozuo
Attn: [  ]
Phone: [  ]
Facsimile: [  ]
E-mail: [  ]

9.3  Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

10. Assignment

10.1  Without Party A's prior written consent, Party B shall not assign its rights and obligations under this Agreement to any third party.

10.2  Party B agrees that Party A may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party B but without the consent of Party B.

11.  Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

12.  Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

12.  Language and Counterparts

This Agreement is written in both Chinese and English language in two copies, each Party having one copy with equal legal validity; in case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

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IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

Party A: Henan Sky Fortune Ecological Technology Co., Ltd.

/s/ Feng Hexi
By:
Name: Feng Hexi
Title：Legal Representative

Party B: Jiaozuo Yida Vegetable Oil Co., Ltd.

By:	/s/ Feng Hexi
Name: Feng Hexi
Title：Legal Representative